Exhibit 25(b)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-2

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF

AN INDIVIDUAL DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A

TRUSTEE PURSUANT TO SECTION 305(b)(2)

STANLEY BURG	###-##-####
(Name of Trustee)	(Social Security Number)

60 WALL STREET NEW YORK, NEW YORK	10005
(Business address, street, city and state)	(Zip Code)

NORTHWEST NATURAL GAS COMPANY

(Exact name of obligor as specified in its charter)

State of Oregon	93-0256722
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One Pacific Square, 220 N.W. Second Avenue

Portland, Oregon 97209

503-226-4211

(Address and telephone number of Registrant’s principal executive offices)

First Mortgage Bonds

(Title of the Indenture securities)

Item 1.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each affiliation.

None.

Item 2.-10.	Not Applicable.

Item 11.	List of Exhibits.

List below all exhibits filed as part of this statement of eligibility

None.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, I, Stanley Burg, have signed this statement of eligibility in The City of New York and State of New York, on 28th day of December 2010

By:	/s/ Stanley Burg
Stanley Burg
(SIGNATURE OF TRUSTEE)